UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 27, 2009

(Date of Report (date of earliest event reported))

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

3 Sylvan Way Parsippany, New Jersey	07054
(Address of principal executive office)	(Zip Code)

(973) 630-1040

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Credit Agreement

Effective April 27, 2009, Jackson Hewitt Tax Service Inc. (the “Company”) and certain subsidiaries amended their existing senior revolving credit facility (the “Amended and Restated Credit Agreement”) to, among other things, provide additional flexibility under the maximum consolidated leverage ratio, which is the ratio of consolidated debt to consolidated Earnings Before Interest Taxes, Depreciation and Amortization, each as defined in the Amended and Restated Credit Agreement. In connection with the amendment, the Company paid aggregate fees of approximately $3.5 million, which will be amortized over the remaining term of the facility.

Under the terms of the amendment, the principal amount available under the Amended and Restated Credit Agreement has been reduced from $450 million to $400 million and the $50 million accordion feature has been eliminated. The facility was converted into an amortizing term loan of $225 million and a revolving credit line of $175 million. The term loan amortization requires mandatory payments of $25 million plus 50% of Excess Cash Flow, as defined in the Amended and Restated Credit Agreement, in April 2010, $30 million plus 50% of Excess Cash Flow in April 2011 and payment of the remaining principal at maturity. The Amended and Restated Credit Agreement is secured by all of the assets of the Company and its subsidiaries and the common stock of the Company’s subsidiaries pursuant to the pledge and security agreement described below. The maximum consolidated leverage ratio has been amended to be 4.25x for the fiscal quarters ending April 30, 2009, through July 31, 2010, 4.00x for the fiscal quarter ending October 31, 2010, 3.75x for the fiscal quarter ending January 31, 2011, and 3.50x thereafter to maturity. Prior to the amendment, the maximum consolidated leverage ratio had been 3.15x for the fiscal quarters ending April 30, 2009 through October 31, 2009, and 3.00x thereafter to maturity. The minimum interest coverage ratio has been amended to be greater than or equal to 3.00x over the remaining term of the facility, as compared to greater than or equal to 4.00x prior to the amendment. Eurodollar borrowings will now bear interest at the London Inter-Bank Offer Rate plus a credit spread ranging from 3.00% to 4.50%, as compared to 0.50% to 2.00% prior to the amendment. Base rate borrowings will now bear interest at the Prime Rate plus a spread of 2.00% to 3.50%, versus 0.00% to 1.00% prior to the amendment. The Amended and Restated Credit Agreement carries an annual fee ranging from 0.50% to 0.875% of the unused portion of the Amended and Restated Credit Agreement, as compared to 0.10% to 0.40% prior to the amendment. Over the remaining term of the Amended and Restated Credit Agreement, the Company will not be permitted to pay dividends or repurchase shares of common stock, and it will be limited to acquisitions totaling $7 million per year.

As a result of this amendment to the Amended and Restated Credit Agreement, the Company believes that during its 2010 fiscal year it will incur an incremental increase in pre-tax interest expense in the range of $8 million to $9 million.

The Amended and Restated Credit Agreement is a committed credit facility provided by a syndicate of banks with a maturity date that remains October 6, 2011.

Pledge and Security Agreement

In connection with the amendment to the Amended and Restated Credit Agreement, on April 27, 2009, the Company and its subsidiaries entered into the Pledge and Security Agreement (the “Security Agreement”) in favor of Wachovia Bank, National Association, as administrative agent for the lenders to the Amended and Restated Credit Agreement. Under the Security Agreement, all of the assets of the Company and its subsidiaries and the common stock of the Company’s subsidiaries have been pledged in order to secure the payment in full of the Company and its subsidiaries respective obligations under the Amended and Restated Credit Agreement and related documents. The security interest in the collateral granted under the Security Agreement remains in effect until the payment in full by the Company and its subsidiaries of their respective obligations under the Amended and Restated Credit Agreement and related documents, the termination or expiration of the Amended and Restated Credit Agreement and the termination and settlement of all obligations of the Borrowers under any hedge agreements permitted under the Amended and Restated Credit Agreement.

Forward-Looking Statements

This Current Report on Form 8-K contains statements, including, without limitation, those statements related to the Company’s expected pre-tax interest expense during its 2010 fiscal year, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because these forward looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to timely or effectively respond to customer trends and attract new customers, develop and make new products available through the Company’s offices, improve the Company’s distribution system or reduce the Company’s cost structure; the Company’s ability to successfully attract and retain key personnel; government initiatives that simplify tax return preparation or reduce the need for a third party tax return preparer, improve the timing and efficiency of processing tax returns or decrease the number of tax returns filed; delays in the passage of tax laws and their implementation; the trend of tax payers filing their tax returns later in the tax season; the success of the Company’s franchised offices; the Company’s responsibility to third parties, regulators or courts for the acts of, or failures to act by, the Company’s franchisees or their employees; government legislation and regulation of the tax return preparation industry and related financial products, including refund anticipation loans, and the failure by the Company, or the financial institutions which provide financial products to the Company’s customers, to comply with such legal and regulatory requirements; the effectiveness of the Company’s tax return preparation compliance program; increased regulation of tax return preparers; the Company’s exposure to litigation; the failure of the Company’s insurance to cover all the risks associated with the Company’s business; the Company’s ability to protect the Company’s customers’ personal and financial information; the effectiveness of the Company’s marketing and advertising programs and franchisee support of these programs; disruptions in the Company’s relationships with the Company’s franchisees; changes in the Company’s relationships with financial product providers that could reduce the revenues the Company derives from the Company’s agreements with these financial institutions as well as affect the Company’s customers’ ability to obtain financial products through the Company’s tax return preparation offices; changes in the Company’s relationships with retailers and shopping malls that could affect the Company’s growth and profitability; the seasonality of the Company’s business and its effect on the Company’s stock price; competition from tax return preparation service providers, volunteer organizations and the government; the Company’s reliance on technology systems and electronic communications to perform the core functions of the Company’s business; the Company’s ability to protect the Company’s intellectual property rights or defend against any third party allegations of infringement by the Company; the Company’s reliance on cash flow from subsidiaries; the Company’s compliance with credit facility covenants; the Company’s exposure to increases in prevailing market interest rates; the Company’s quarterly results not being indicative of the Company’s performance as a result of tax season being relatively short and straddling two quarters; the Company’s ability to pay dividends in the future; certain provisions that may hinder, delay or prevent third party takeovers; changes in accounting policies or practices and the Company’s ability to maintain an effective system of internal controls; impairment charges related to goodwill; and the effect of market conditions, general conditions in the tax return preparation industry or general economic conditions.

Additional information concerning these and other risks that could impact the Company’s business can be found in the Company’s Annual Report on Form 10- K for the fiscal year ended April 30, 2008, and other public filings with the Securities and Exchange Commission (“SEC”). Copies are available from the SEC or the Company’s website. The Company assumes no obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

By:	/s/ Daniel P. O’Brien
Daniel P. O’Brien
Executive Vice President and Chief Financial Officer

Date: April 27, 2009

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